Exhibit 10.03

EXECUTION COPY

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made as of this 15th day of March, 2005 by and among Beeland Management Company, L.L.C., an Illinois limited liability company (the “Company”), James B. Rogers, Jr., an individual (“Rogers”), and Beeland Interests, Inc., a Delaware corporation (“Beeland Interests”). The Company, Rogers and Beeland Interests are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

The Parties, in order to correct inconsistencies in connection with the Rogers International Commodity Index (the “Index”) and the BI Marks (as defined below in Section II(B) hereof), and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

I.	LICENSE

A.	Beeland Interests hereby grants to the Company, subject to the terms and conditions of this Agreement, a limited, personal, royalty-free, nonexclusive, with no right to sublicense, nontransferable license to use the Index and the Licensed Marks (as defined below in Section II(A) hereof) worldwide, and on related websites based in the United States, solely in connection with the sale and marketing of funds administered by the Company which are based on the Index and denominated in United States of America dollars, for as long as Rogers holds an Interest (as defined in that certain Third Revised Amended and Restated Operating Agreement of the Company, dated July 31, 2003, as the same may be amended, supplemented or modified from time to time in accordance with its terms) in the Company or until December 31, 2050, whichever is the earlier, and which sale and marketing is solely for the Rogers Raw Materials Fund, L.P., the Rogers International Raw Materials Fund, L.P. and the Rogers Raw Materials Index Fund, Ltd., and the related sub-index funds, Rogers Metals Index Fund, Rogers Agricultural Index Fund and Rogers Energy Index Fund, and any other sub-index funds with the prior written approval of Beeland Interests, not to be unreasonably denied, and any other commodity pool (as that term is defined in the Commodity Exchange Act), financial product or fund (in each case) which is administered by the Company and is based on the Index or sub-indices of the Index, or options, futures, bonds or other products, approved from time to time by Beeland Interests, in its sole discretion; provided, further, the Licensed Mark, “Beeland,” may only be used as part of the corporate name “Beeland Management Company, L.L.C.” Nothing in this Agreement shall be construed to grant Company any rights or license to any trademark, trade name, service mark, domain name, product name or logo of Rogers or Beeland Interests other than as specified herein.

II.	OWNERSHIP OF THE INDEX AND THE MARKS

A.	The Company acknowledges and agrees that Beeland Interests, and/or its affiliates (including, but without limitation, Rogers), is and will be the owner of the Index and the names and trademarks “Rogers International Commodity Index”; “RICI”; “Rogers Raw Materials Fund, L.P.”; “Rogers Index Funds”; “Rogers International Commodity Fund, L.P.”; “Rogers International Raw Materials Fund, L.P.”; and “Rogers Raw Materials Index Fund, Ltd.” and the names and designations, marks and/or trademarks (which may be used by the Company solely for related marketing purposes of the Company in accordance with the terms hereof and with the prior written approval of Beeland Interests) “Jim Rogers”, “James B. Rogers”, “Rogers”, Rogers’ likeness and Rogers’ signatures and “Beeland” (which is licensed only for use as a corporate name in accordance with the terms hereof) (collectively, the “Licensed Marks”), along with any associated goodwill, no matter whether such Licensed Marks have been registered inside or outside of the United States.

B.	The Company further acknowledges and agrees that, as among the Parties, Beeland Interests and/or Rogers are the owners of the Index’ the Licensed Marks and the following names and trademarks (collectively, including the Licensed Marks, the “BI Marks”), along with any associated goodwill, no matter whether such BI Marks have been registered inside or outside of the United States:

Beeland

James B. Rogers :

James Beeland Rogers

Jim Rogers

RICI

Rogers

Rogers Index Funds

Rogers International Commodity Fund, L.P.

Rogers International Commodity Index

Rogers International Raw Materials Fund, L.P.

Rogers Raw Materials Fund, L.P.

Rogers Raw Materials Index Fund, Ltd.

Jim Rogers International Raw Materials Fund

Jim Rogers Raw Materials Index Funds

Rogers Metals Index Fund

Rogers Agricultural Index Fund

Rogers Energy Index Fund

Rogers Raw Materials

Rogers International Commodities

Rogersrawmatenals.com

and any other names, designations, domain names, marks and/or trademarks developed by, or on behalf of, Rogers, Beeland Interests, the Company or any third party, that consist of, in whole or in part, the names and/or designations “RICI,” “Beeland” or “Rogers”, or Rogers’ likeness or signature.

C.	The Company shall (a) execute any other written documents required by Beeland Interests to confirm Beeland Interests’ ownership of the Index and/or the BI Marks along with any associated goodwill, and (b) assign at Beeland Interests’ request such rights to Beeland Interests and/or its designee at no cost to Beeland Interests or any such designee, along with any and all associated goodwill the Company acquires, or has acquired, by operation of law or otherwise, and any and all rights it has in or to any of the BI Marks and/or the Index. The Company further represents and warrants that it has not assigned, transferred, hypothecated, pledged or sublicensed any of the foregoing ownership or rights to any third party.

D.	Except for the license granted to the Company under Section I(A) hereof, Beeland . Interests and Rogers reserve all other rights in, and to, the Index and the BI Marks. Subject to the license granted to the Company under Section I(A) hereof, Beeland Interests and Rogers shall have the right to grant exclusive or nonexclusive licenses to use the BI Marks and Index inside and outside of the United States, including, but not limited to, use in connection with (a) any and all websites that use, or may use, BI Marks worldwide, and (b) any composite products, marks and/or services used, sold, marketed and/or distributed inside or outside of the United States, and for any and all other purposes, inside or outside of the United States.

E.	The’Company agrees that it shall not register the Licensed Marks or the BI Marks or confusingly similar trademarks or domain names anywhere in the world. The Company shall not use, or authorize the use of, the Licensed Marks on any website, except for “rogersrawmaterials.com” and “upsecurities.com”, provided, however, that such use is in accordance with, and subject to, all of the terms and conditions hereof, and consistent with the use of such marks prior to the date hereof, or as may be authorized by Beeland Interests in the future with prior approval in writing, and that any trademark or other proprietary notice as may be reasonably requested by Beeland Interests is included. The Company further agrees that it will not oppose any filings or registration by Rogers, Beeland Interests or his or its designated representatives, or assert any common-law right to the Licensed Marks, the BI Marks or similar marks. The Company shall not challenge Rogers’ or Beeland Interests’ ownership of the Index, or their ownership, or validity, of the BI Marks or any application by Rogers and/or Beeland Interests for registration thereof, or any trademark registration thereof, or any rights of Rogers and/or Beeland Interests therein.

III.	TRANSFER OF APPLICATIONS AND REGISTRATIONS OF MARKS

A.	In appreciation of the Company’s cooperation in clarifying the ownership of the Index and the BI Marks, and to compensate the Company for the reasonable costs and expenses the Company incurred, or may incur, with respect to the transfer and assignment provided for herein, Rogers agrees to pay the Company US$25,000 (by personal check or wire transfer) within ten (10) business days after the date hereof.

B.	In connection with, and in furtherance of, the assignment and transfer of the trademarks and the applications for trademarks contemplated hereunder, the Company shall; (a) concurrently herewith execute and deliver the assignments in the form attached hereto as Exhibits A and B (including two (2) execution copies of Exhibit A and four (4) execution copies of Exhibit B) and the recordal of such assignment; (b) promptly execute and deliver any other instruments and documents reasonably required in connection with such assignment; and (c) promptly execute any other written documents or instruments reasonably required by Rogers and/or Beeland Interests to evidence Beeland Interests’ ownership of the Index and the BI Marks.

IV.	QUALITY CONTROL; USE OF THE MARKS; INFRINGEMENT

A.	The Company shall conduct its business using the Licensed Marks and the Index in a manner designed to enhance the reputation and integrity of Rogers, Beeland Interests, the Licensed Marks and the Index and the goodwill associated therewith. The Company shall not take any action that in any way might tend to diminish or disparage the value, goodwill or reputation of Rogers, Beeland Interests, the Index or the Licensed Marks, as well as the other BI Marks not licensed hereunder.

B.	The Company shall, during the Term of this Agreement and thereafter:

(a)	not do or permit to be done any act or thing which prejudices, infringes or impairs the rights and title which Rogers and/or Beeland Interests retains with respect to the Licensed Marks;

(b)	except for the limited license granted hereunder, not represent that it has any right, title or interest in or to the Index or the Licensed Marks or in any registration for them;

(c)	not register or attempt to register any trademarks, service marks, trade names, logos or domain names that are identical to, comprise or are confusingly similar to the Licensed Marks, or any other trademarks, service marks, trade names, logos or domain names of Rogers, Beeland Interests or any of his or its affiliates;

(d)	not do anything, or produce any goods or services, in connection with the Index and/or the Licensed Marks that conflict with quality control standards enunciated by Beeland Interests from time to time or damage or reflect adversely upon Rogers, Beeland Interests or his or its affiliates or any of their respective trademarks, trade names or domain names;

(e)

cooperate with Beeland Interests in taking all appropriate measures for the protection of the Index and the Licensed Marks, and shall faithfully observe and execute the requirements, procedures and directions of Beeland Interests with respect to the use and protection of the Index and the Licensed Marks, including proper employment of symbols and/or words in connection with its use of the Index and the Licensed Marks, which shall include, but not be limited to, in all publicly-disseminated materials using the Licensed Marks, distinguishing the Licensed Marks (through, e.g., capitalization or bold or italic type) from surrounding text, accompany the first, most prominent use or most prominent reference to the Licensed Marks with a “TM” or “®” symbol, as appropriate, including the words, “              is a trademark/service mark of Beeland Interests, Inc.” or “              is a registered trademark/service mark of Beeland Interests, Inc.,” as applicable, and not use possessive references to the Licensed Marks; provided, however, that to the extent that the Company’s usage of the Licensed Marks as of the date hereof in the prospectuses for Rogers International Raw Materials Fund, L.P., Rogers Raw Materials Fund, L.P. and Rogers Raw Materials Index Fund, Ltd. does not conform with Beeland Interests’ standards set forth herein, such nonconforming usage shall not be considered a violation of this Section JV(B)(e) so long as the Company as soon as reasonably practicable takes such actions to correct such nonconforming use, but in no event more than ten (10) days following its receipt of a request from Beeland Interests of a request therefor.

(f)	never, either directly or indirectly, contest Rogers’, Beeland Interests’ and/or his or its affiliates’ exclusive ownership of any of the Licensed Marks or the Index, as well as the other BI Marks not licensed hereunder, or the right to grant the license herein.

C.	The Company shall not propose any material modification to the Index without consulting with Beeland Interests in advance. All modifications to the Index shall be subject to the prior approval of, and made by, Beeland Interests in its sole discretion.

D.	At the reasonable request of Beeland Interests and expense of the Company, at least once annually, the Company shall provide Beeland Interests with representative specimens showing the Company’s use of the Licensed Marks.

E.	The Company’s use of the Licensed Marks shall comply with all applicable laws and regulations.

F.	Beeland Interests shall have the right to review the manner in which the Company uses the Index and the Licensed Marks. If Rogers and/or Beeland Interests determines, in his or its reasonable discretion, that the Company has failed to comply with the quality provisions set forth in this Agreement, such failure shall be deemed a default under this Agreement, and Rogers and/or Beeland Interests shall have the right, in his or its sole discretion, to terminate this Agreement and/or the license to use the Index and the Licensed Marks.

G.	The Company shall notify Beeland Interests in writing of any distribution, sale or advertisement of any product or service that may constitute an infringement upon Rogers’ and/or Beeland Interests’ rights in, or Company’s authorized use of, the Index and/or the Licensed Marks. Company shall not, without the prior written consent of Rogers, commence, prosecute or institute any action or proceeding against any person, firm, or entity alleging infringement, imitation, or unauthorized use of the Index and/or the Licensed Marks.

H.	Rogers and Beeland Interests (and not the Company) shall determine the appropriate action to be taken against any infringement, imitation, or unauthorized use of the Index and/or the Licensed Marks, including the settlement of any claims or any controversy arising out of any such claims. In the event such an action is taken, Company shall provide assistance as may be required in obtaining any protection of the rights to the Index and the Licensed Marks. The Company shall have no rights against Rogers or Beeland Interests for damages or otherwise by reason of any determination to act, or not to act, with respect to any alleged infringement, imitation or unauthorized use by others, nor shall any such determination of Rogers or Beeland Interests affect the validity or enforceability of this Agreement. Any and all damages and settlements recovered arising from any action or proceeding shall belong solely to Rogers and/or Beeland Interests.

V.	CONSULTING SERVICES

A.	Rogers shall provide consulting services to the Company, comparable or similar to such services provided by him prior to the date hereof, including, but not limited to, meeting with the management of the Company periodically to review the components and weighting of the Index and any sub-indices, provided, however, he shall not be required to provide such services if he reasonably determines, in his sole and reasonable discretion, that he is not in good health, has retired or generally ceased working, or if he is deceased.

B.	Subject to the foregoing provisions of this Section V, Rogers shall use reasonable efforts to promote the Index and the Company, including, but not limited to, using reasonable efforts to promote the Index and the Company, as appropriate, in the media and, as appropriate, in publications authored by Rogers and, at the reasonable request of the Company and at the convenience of Rogers, participating in presentations of Company products to institutional investors.

VI.	TERM AND TERMINATION

A.	This Agreement shall become effective as of the date hereof, and shall terminate on December 31, 2050, unless terminated earlier as expressly provided in this Agreement (the “Term”).

B.	Notwithstanding the foregoing, this Agreement shall terminate upon the occurrence of any of the following events:

(a)	expiration, dissolution or termination of the Company;

(b)	the date upon which Rogers no longer holds any Interest in the Company, provided, however, at any time after the death of Rogers, this Agreement may terminate, in the sole discretion of, and at the option of, the executors of his estate or the successors in interest to Beeland Interests, upon three (3) months’ prior written notice to the Company;

(c)	if the Company fails to discharge a material obligation, or to correct a material default, hereunder, and fails to discharge such obligation or cure such material default within thirty (30) days after receiving written notice from Rogers or Beeland Interests specifying the material obligation or material default and indicating an intent to terminate this Agreement; or

(d)	as agreed by the Parties.

C.	Upon the expiration or the termination of this Agreement, the Company shall, as promptly as is commercially feasible, but in no circumstances later than three (3) months following the expiration or the termination of this Agreement, cease and desist all use of the Index and the Licensed Marks, and any names, designations or trademarks which consist, in whole or in part, of the Licensed Marks; provided, however, that in cases of termination in accordance with Section VI(B)(c), such use shall cease immediately. This Section VI and Sections II, III, IV(B), VII, VIII, IX, X and XI shall survive any expiration or termination of this Agreement.

VII.	FINAL AGREEMENT, WAIVER & MODIFICATION

A.	This Agreement constitutes the final and complete understanding and agreement among Beeland Interests. Rogers and the Company concerning the subject matter hereof. Any prior agreements, understandings, negotiations or communications of any kind are deemed superseded by this Agreement. For the avoidance of doubt, the Parties further expressly agree that in the event any provision of this Agreement conflicts with or is inconsistent with any provision of that certain Subscription Agreement, dated September 9, 1997, between Rogers and the Company or any subsequent version thereof (the “Subscription Agreement”), the provisions of this Agreement shall control and the Subscription Agreement shall be deemed to have been amended to the extent necessary to conform it with the provisions hereof.

B.	No waiver, alteration or modification of any of the provisions of this Agreement shall be valid unless signed in writing by the Parties hereto.

VIII.	NOTICES

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given when delivered personally (or when personal delivery thereof is refused) or three (3) days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed to the other Parties hereto at the addresses set forth below or such other address as any Party may give in writing to the other Parties:

If to the Company, to:

Beeland Management Company, L.L.C.

141 West Jackson Boulevard

Suite 1340-A

Chicago, Illinois 60604

Attention: Tom Price

With a copy to:

Sidley Austin Brown & Wood LLP

Bank One Plaza

10 South Dearborn Street

Chicago, Illinois 60603

Attention: James B. Biery, Esq.

If to Rogers and/or Beeland Interests, to:

Mr. James B. Rogers, Jr.

c/o Beeland Interests, Inc.

352 Riverside Drive

New York, New York 10025

With a copy to:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attention: Alice Young, Esq.

IX.	BINDING NATURE/ASSIGNMENT

A.	This Agreement shall inure to the benefit of, and shall be binding upon, the executors, administrators, successors and assigns of the Parties.

B.	This Agreement is not transferable or assignable by any Party, except with the prior written consent of the other Parties. Any transfer or assignment in violation of this provision shall be null and void.

X.	GOVERNING LAW AND LITIGATION

A.	This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its laws regarding conflict of laws.

B.	All actions or proceedings arising out of or in connection with this Agreement shall be tried and litigated in the state or federal courts located in Chicago, Illinois.

XI.	MISCELLANEOUS

A.	Titles and headings in this Agreement are for convenience of reference only and shall have no substantive effect.

B.	The waiver by a Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof. Delay in the enforcement of, or the insistence on the performance of, any right which arises upon the breach or violation of this Agreement shall not operate as a waiver of such or any subsequent breach or violation hereof.

C.	In the event any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

D.	This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

E.	Whenever the context of this Agreement requires, the gender of all terms herein shall include the masculine, feminine and neuter, and the reference to the singular of a term shall also include the plural thereof.

[Remainder of Page Intentionally Blank]

IN WITNESS HEREOF, the Parties have set their hands to this Agreement as of the date first above written.

BEELAND MANAGEMENT COMPANY, L.L.C.

By:	/s/ Walter Thomas Price III
	Name:	Walter Thomas Price III
	Title:	Managing Member

/s/ James B. Rogers, Jr.
James B. Rogers, Jr.

BEELAND INTERESTS, INC.

By:	/s/ James B. Rogers, Jr.
	Name:	James B. Rogers, Jr.
	Title:	President

EXHIBIT A

This Trademark Assignment (“Assignment”) is made as of March 15, 2005, by and between Beeland Management Company, L.L.C., an Illinois limited liability company, with a place of business at Chicago Illinois (“Assignor”), and Beeland Interests, Inc., a Delaware corporation, with a place of business at 352 Riverside Drive, New York, NY 10025 (“Assignee”).

WHEREAS, Assignor desires to assign, and Assignee desires to acquire, all of Assignor’s right, title, goodwill and interest, to the extent, if any, in and to the marks, applications and registrations listed on Schedule 1 (“Marks”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells and transfers to Assignee all of Assignor’s right, title and interest in and to the Marks, including, without limitation: (a) the goodwill associated with the Marks and (b) the registrations and applications for registration of the Marks. Assignee may record this Assignment with the United States Patent and Trademark Office.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.

Beeland Management Company, L.L.C.			Beeland Interests, Inc.

By:	/s/ Walter Thomas Price III		By:	/s/ James B. Rogers, Jr.
	Name:	Walter Thomas Price III		James B. Rogers, Jr., President
	Title:	Managing Member

State of Illinois	)
)
County of Cook	)

On 15th March, 2005, before me appeared Walter T. Price, III, who signed this instrument on behalf of Beeland Management Company, L.L.C., and acknowledged that he signed it on behalf of such entity as Managing Member of the identified corporation and pursuant to authority duly received.

My commission expires:	/s/ Susanna W. Jung
Notary Public

State of NY	)
)
County of NY	)

On 14th March, 2005, before me appeared James B. Rogers, Jr., who signed this instrument on behalf of Beeland Interests, Inc., and acknowledged that he signed it on behalf of Beeland Interests, Inc. as President of such entity and pursuant to authority duly received.

My commission expires:	/s/ George Grossman
Notary Public

SCHEDULE 1

Marks Registered and Applied-For in the United States Patent and Trademark Office:

Mark	Registration No. (or Serial No.)	Registration Date (or Filing Date)
Rogers International Commodity Index	2,616,336	September 10, 2002

Rogers Raw Materials Fund, LP	2,577,188	June 11, 2002

RICI	(78/505,420)	(October 25, 2004)

Marks Not Registered:

Beeland

Rogers

Rogers Index Funds

Rogers International Commodity Fund, L.P.

Rogers Raw Materials Index Fund, Ltd.

Rogers International Raw Materials Fund, L.P.

Jim Rogers International Raw Materials Fund

Jim Rogers Raw Materials Index Funds

EXHIBIT B

This Trademark Assignment (“Assignment”) is made as of March 15, 2005, by and between Beeland Management Company, L.L.C., an Illinois limited liability company, with a place of business at 141 W Jackson Chicago, IL 60604 (“Assignor”), and Beeland Interests, Inc., a Delaware corporation with a place of business at 352 Riverside Drive, New York, NY 10025 (“Assignee”).

WHEREAS, Assignor desires to assign, and Assignee desires to acquire, all of Assignor’s right, title, goodwill and interest, to the extent, if any, in and to the marks, applications and registrations listed on Schedule 1 (“Marks”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells and transfers to Assignee all of Assignor’s right, title and interest in and to the Marks, including, without limitation: (a) the goodwill associated with the Marks and (b) the registrations and applications for registration of the Marks. Assignee may record this Assignment with the appropriate trademark authorities.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.

Beeland Management Company, L.L.C.			Beeland Interests, Inc.

By:	/s/ Walter Thomas Price III		By:	/s/ James B. Rogers, Jr.
	Name:	Walter Thomas Price III		James B. Rogers, Jr., President
	Title:	Managing Member

State of Illinois	)
)
County of Cook	)

On 15th March, 2005, before me appeared Walter T. Price III, who signed this instrument on behalf of Beeland Management Company, L.L.C., and acknowledged that he signed it on behalf of such entity as Managing Member of the identified corporation and pursuant to authority duly received.

My commission expires:	/s/ Susanna W. Jung
Notary Public

State of NY	)
)
County of NY	)

On 14th March, 2005 before me appeared James B. Rogers, Jr., who signed this instrument on behalf of Beeland Interests, Inc., and acknowledged that he signed it on behalf of Beeland Interests, Inc. as President of such entity and pursuant to authority duly received.

My commission expires:	/s/ George Grossman
Notary Public

SCHEDULE 1

Marks Registered and Applied-For:

Mark	Registration No. (or Serial No.)	Registration Date (or Filing Date)
Japan

RICI	(2004-100046)	(November 1, 2004)

Rogers International Commodity Index	(2004-100047)	(November 1, 2004)

European Community

RICI	(4105698)	(November 3, 2004)

Rogers International Commodity Index	(4105755)	(November 3, 2004)